EXHIBIT 3.6
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[SEAL]   DEAN HELLER                                          FILED # C801-89
         Secretary of State
         204 North Carson Street, Suite 1                     SEP 20 2004
         Carson City, Nevada  89701-4299
         (775) 884-6708                                       IN THE OFFICE OF
         website: secretaryofstate.biz                        Dean Heller
                                                              DEAN HELLER, SECRETARY OF STATE
Certificate of Amendment
(Pursuant to NRS 78,385 and 78.390)
                                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                          For Nevada Profit Corporation
                          -----------------------------

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Xstream Beverage Group, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE I - The name of the Corporation is Xstream Beverage Network, Inc.

ARTICLE IV - The number of authorized shares of capital stock of the Corporation is 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority.

7. Effective date of filing (optional): 10/6/04

8. Officer Signature: /s/ Jerry Pearring, President

*If any proposed amendment would alter or change any preference or relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holder of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof..

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees.

                                       Nevada Secretary of State AM 78.385 Amend
                                       2003 Revised on: 11/03/2003